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                                                                   Exhibit 10.14


     DEED OF AMENDMENT TO MANAGEMENT AGREEMENT

     THIS DEED OF AMENDMENT (the "Amendment"), made as of 30 MARCH 2001 by and
                                  ---------
among Infonet Services Corporation, a Delaware corporation ("ICS"), AUCS
                                                             ---
Communications Services v.o.f., a general partnership organized under the laws of The Netherlands ("AUCS"), and herein represented by AUCS Communications
                     ----
Services N.V., a company organized under the laws of The Netherlands ("AUCS"
                                                                       ----
N.V.", and, together with AUCS and all of their direct and indirect
----
subsidiaries, the "AUCS Entities" and each an "AUCS Entity"), Telia AB, a
                   -------------               -----------
company organized under the laws of Sweden ("Telia"), KPN Telecom B.V., a
                                             -----
company organized under the laws of The Netherlands ("KPN"), Swisscom AG, a
                                                      ---
company organized under the laws of Switzerland ("Swisscom" and, together with
                                                  --------
Telia and KPN, the "Indirect AUCS Stockholders" ), Telia Telecommunications
                    --------------------------
International B.V., a company organized under the laws of The Netherlands ("Telia B.V."), Telki Holding Company B.V., a company organized under the laws
  ----------
of The Netherlands ("Telki B.V."), and Swisscorm Netherlands B.v., a company
                     ----------
organized under the laws of The Netherlands ("Swisscom B.V.", and together with
                                              -------------
Telia B.V. and Telki B.V., the "Acquiring Companies") (each, a "Party" and
                                -------------------             -----
collectively, the "Parties").
                   -------

     WHEREAS, among others, ISC, AUCS N.V., AUCS, the Indirect AUCS Stockholders, Unisource N.v., Unisource Pan-European Services B.V. ("UPES")
                                                                     ----
and Briap B.V. ("Briap") entered into that certain Management Agreement dated
                 -----
September 30, 1999 (the "Management Agreement");
                         --------------------

     WHEREAS, Unisource N.V. was demerged within the meaning of Sections 2:334a et seq of the Dutch Civil Code with effect from June 1, 2000, zero hours. Pursuant to the demerger and from the effective time of the demerger, among others: (a) Unisource N.V. ceased to exist, and (b) Unisource N.V.'s assets and liabilities, including its contractual position under the Management Agreement, was acquired by the Acquiring Companies under the universal title of succession;

     WHEREAS, the Parties desire to amend the Management Agreement by, among others, deleting the partial loss rebate set for the in Section 5.2(b) of the Management Agreement;

     WHEREAS, AUCS N.V., executes and delivers this Amendment on behalf of itself and AUCS;

     WHEREAS, each Acquiring Company executes and delivers this Amendment on behalf of itself and UPES and Briap;


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     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

     Section 1.1   Certain Definitions. In this Amendment, capitalized terms
                   -------------------
used but not defined herein shall have the meaning set forth in the Management Agreement.

                                  ARTICLE II.
                       AMENDMENT OF MANAGEMENT AGREEMENT

     Section 2.1.1 Restatement. Section 5.2(b) of the Management Agreement shall
                   -----------
be null and void, deleted in its entirety and replaced with the words "[Intentionally Omitted]".

     Section 2.1.2 Section 5.2(d) of the Management Agreement shall read as follows:

     "(d) If the Restructuring Costs are below (Euro) 55,000,000 (fifty five million Euro) ISC will receive an incentive payment which will be calculated as follows:
(i) for every Euro the Restructuring Costs are below (Euro) 55,000,000 (fifty five million Euro) but in excess of (Euro) 40,000,000 (forty million Euro), ISC will receive an incentive payment equal to 25% (twenty five per cent) of the difference between (Euro) 55,000,000 (fifty five million Euro) and (Euro) 40,000,000 (forty million Euro); (ii) for every Euro the Restructuring Costs are equal to or below (Euro) 40,000,000 (forty million Euro) but in excess of (Euro) 30,000,000 (thirty million Euro), ISC will receive an incentive payment equal to 50% (fifty per cent) of the difference between (Euro) 40,000,000 (forty million
Euro) and (Euro) 30,000,000 (thirty million Euro); and (iii) for every Euro the Restructuring costs are equal to or below (Euro) 30,000,000 (thirty million
Euro) ISC will receive an incentive payment equal to the amount that the Restructuring Costs are less than (Euro) 30,000,000 (thirty million Euro), such payment to be made by the Acquiring Companies jointly and severally to ISC by wire transfer of immediately available funds in Euro to an account designated by ISC in writing within 30 days of the agreement, deemed agreement or determination by the Accountant of the Closing Date Financial Statements for the Initial Term in accordance with Section 5.2(c) which shall apply mutatis mutandis to this Section 5.2(d)."




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     Section 2.1.3 The definition of "AUCS Entities Adjusted EBIDTA Losses" in the Management Agreement shall read as follows:
"means the negative consolidated net earnings of the AUCS Entities from ordinary activities (including the AT&T Exit Obligations) before interest income and expense, taxation, depreciation and amortization for the relevant period as presented in the Management Accounts or the Consolidated Financial Statements, including any losses which may arise as a result of any AUCS entity acquiring or transferring any shares in another entity without the approval of the Supervisory Board, but excluding the Management Fee, any Restructuring Costs and any Liquidations Costs".

     Section 2.1.4 The following subsections (n) and (o): shall be added to
Section 12.1:
"(n) any sale or transfer of any service related asset not contemplated in any agreement to which the Indirect AUCS Stockholders are a party by an AUCS Entity to Infonet, except when (i) such asset is sold or transferred for the bookvalue at that time; and (ii) the total bookvalue of the assets transferred in any given calendar year is less than (Euro) 1,000,000 (one million Euro). For the purpose of this Section 12.1 (n) service related assets shall be any and all assets which are either directly or indirectly necessary for the provision of services to customers, including but not limited to notes and IT equipment;

(o) any acquisition, sale or transfer by an AUCS entity of shares in another entity."

     Section 2.2   No Other Amendments. Except as set forth in Section 2.1 of
                   -------------------
this Amendment, this Amendment shall not amend the terms of the Management Agreement.

     Section 2.3   Effective Date. This Amendment shall be effective as of
                   --------------
September 30, 1999.

                                 ARTICLE III.
                                  COVENANTS

     Section 3.1   General Cooperation; Further Assurances. Each Party, at its
                   ---------------------------------------
expense, shall promptly and duly execute and deliver to the other Parties such further documents and assurances and take such further action as the other Parties may from time to time reasonably request in writing in order to carry out more effectively the intent and purpose of this Amendment (including, without limitation, any applications, documents and reports required by any governmental authority).
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                                  ARTICLE IV.
                                REPRESENTATIONS

     Section 4.1 AUCS and Indirect AUCS Stockholder and Acquiring Companies
                 ----------------------------------------------------------
Authority. Each of AUCS N.V., the Indirect AUCS Stockholders and the Acquiring
---------
Companies severally represents and warrants to ISC that (i) it has all necessary authority and power to execute and deliver this Amendment and that (ii) this Amendment and the Management Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of it and of those entitics set out in the Recitals to this Amendment (other than ISC) on whose behalf it signs this Amendment, enforceable against it and against any such entities by ISC in accordance with its terms.

     Section 4.2 ISC Autority. ISC represents and warrants to each of AUCS N.V.,
                 ------------
the Indirect AUCS Stockholders and the other parties to the Management Agreement that (i) it has all necessary corporate power and authority to execute and deliver this Amendment and that (ii) this Amendment and the Management Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of it, enforceable against it by the other parties to the Management Agreement in accordance with its terms.

                                  ARTICLE V.
                                 MISCELLANEOUS

     Section 5.1 Incorporation. This Amendment shall be deemed to be
                 -------------
incorporated into and made a part of the Management Agreement.

     Section 5.2 Third Party Rights. A person who is not a party to this
                 ------------------
Amendment shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms, however nothing in this Section 5.2 shall prevent a party to the Management Agreement from enforcing any obligation, rights and benefits that they may have conferred upon them under this Amendment.

     Section 5.3 Governing Law. This Amendment shall be governed by and shall
                 -------------
be construed in accordance with English law, without reference to the choice of law provisions thereof. Accordingly any dispute arising out of or having any connection with this Amendment shall be referred, in the first instance, in accordance with the provisions of Section 10.2 of the Management Agreement.

                           [Signature pages follow]



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     IN WITNESS WHEREOF this Amendment has been executed as a deed by the parties hereto and its intended to be and is hereby delivered on the date first before written.

SIGNED AND DELIVERED                         )  /s/ JOSE A. COLLAZO
AS A DEED by                                 )  -----------------------------
INFONET SERVICES                             )      Jose A. Collazo
CORPORATION acting by a                      )         Director
director and its secretary or two directors  )
                           --                )  /s/ PAUL A. GALLEBERG
                                             )  -----------------------------
                                             )      Paul A. Galleberg
                                             )          Secretary

                                      Director

                                      Director/Secretary


SIGNED AND DELIVERED                  )
AS A DEED by                          )
AUCS COMMUNICATIONS                   )
SERVICES N.V. a company               )
incorporated in The Netherlands       )
by                                    )
being a person who, in                )         /s/ DAVID JOWELL
accordance with the laws of that      )         -------------------------
territory, is acting under            )             David Jowell
the authority of AUCS                 )             Attorney-in-fact
Communications Services N.V.          )

SIGNED AND DELIVERED                  )
AS A DEED by                          )         /s/ JAN HENRIK AHRNELL
TELIA AB a company                    )         -------------------------
incorporated in Sweden                )             Jan Henrik Ahrnell
by                                    )
being a person who, in                )         /s/ MARIANNE NIVERT
accordance with the laws of that      )         -------------------------
territory, is acting under            )             Marianne Nivert
the authority of Telia AB             )

SIGNED AND DELIVERED                  )
AS A DEED by                          )
KPN TELECOM B.V.                      )

                                                                               5

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a company incorporated in           )
The Netherlands                     )    /s/ PAUL SMITS
by                                  )    ------------------------
being a person who, in              )        Paul Smits
accordance with the laws of that    )
territory, is acting under          )
the authority of KPN                )
Telecom B.V.                        )

SIGNED AND DELIVERED                )   /s/ JORG BAUMANN
AS A DEED by                        )   -------------------------
SWISSCOM AG                         )       Jorg Baumann
a company incorporated in           )       Vice-President
Switzerland                         )
by                                  )   /s/ LORNE SOMERVILLE
being a person who, in              )   -------------------------
accordance with the laws of that    )       Lorne Somerville
territory, is acting under          )       Senior Vice-President
the authority of Swisscom AG        )

SIGNED AND DELIVERED                )
AS A DEED by                        )
TELIA TELECOMMUNICATIONS            )   /s/ JAN HENRIK AHRNELL
INTERNATIONAL B.V. a company        )   --------------------------
incorporated in The Netherlands     )       Jan Henrik Ahrnell
by Jan Henrik Ahrneli and           )
Annika Christiansson                )   /s/ ANNIKA CHRISTIANSSON
being persons who, in               )   --------------------------
accordance with the laws of that    )       Annika Christiansson
territory, is acting under          )
the authority of Telia Tele-        )
communications International B.V.   )

SIGNED AND DELIVERED                )
AS A DEED by                        )
TELKI HOLDING COMPANY               )   /s/ ERIC DE JONG
B.V. a company                      )   --------------------------
incorporated in The Netherlands     )       Eric de Jong
by                                  )
being a person who, in              )
accordance with the laws of that    )

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territory, is acting under        )
the authority of Tolki Holding    )
Company B.V.                      )

SIGNED AND DELIVERED              )  /s/ LORNE SOMERVILLE
AS A DEED by                      )  --------------------
SWISSCOM NETHERLANDS B.V.         )  LORNE SOMERVILLE
a company incorporated            )  Director
The Netherlands by                )
being a person who, in            )
accordance with the laws of that  )
territory, is acting under        )
the authority of Swisscom         )
Netherlands B.V.                  )